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                                                          EXHIBIT 21
                                     WICOR, Inc.
                          Subsidiaries of the Registrant

                                      State or Country        Percent Voting
Subsidiaries of WICOR, Inc.        in Which Incorporated        Stock Owned
---------------------------        ---------------------      --------------
Wisconsin Gas Company                       Wisconsin               100%

WICOR Energy Services, Inc.                 Wisconsin               100%

FieldTech, Inc.                             Wisconsin               100%

WICOR Industries, Inc.                      Wisconsin               100%


      Subsidiaries of                  State or Country       Percent Voting
    WICOR Industries, Inc.           in Which Incorporated      Stock Owned
------------------------------       ---------------------    --------------
Sta-Rite Industries, Inc.                   Wisconsin               100%

SHURflo Pump Manufacturing Co.              California              100%

Hypro Corporation                           Minnesota               100%

WEXCO of Delaware                           Delaware                100%

WICOR Foreign Sales Corp.                   Barbados                100%


Subsidiaries of Sta-Rite               State or Country       Percent Voting
    Industries, Inc.                in Which Incorporated       Stock Owned
------------------------            ---------------------     --------------
WICOR Canada Company                        Canada                   79%

Sta-Rite de Mexico S.A. de C.V.             Mexico                   80%

Sta-Rite Industries GmbH                    Germany                0.95%
   Europa

WICOR Industries
  (Australia) Pty. Ltd.                     Australia               100%

Fibredyne, Inc.                             New Hampshire           100%

Sta-Rite Holdings, B.V.                     Netherlands             100%

Webster Electric Company, LLC               Delaware                100%

Nocchi Pompe S.p.A.                         Italy                    23%


  Subsidiaries of WICOR                Country in Which       Percent Voting
  (Australia) Pty. Ltd.                  Incorporated          Stock Owned
-----------------------------       ----------------------    --------------
Onga Pty. Ltd.                              Australia               100%

WICOR, Canada Inc.                          Canada                   21%


Subsidiaries of Sta-Rite               Country in Which       Percent Voting
     Holdings, B.V.                      Incorporated          Stock Owned
----------------------------        ----------------------    --------------
Sta-Rite Industries                         Germany               99.05%
GmbH Europa

Onga (New Zealand) Pty. Ltd.                New Zealand             100%

Nocchi Pompe S.p.A.                         Italy                    77%


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                                   WICOR, Inc.
                          Subsidiaries of the Registrant


Subsidiaries of Nocchi Pompe,          Country in Which       Percent Voting
          S.p.A.                         Incorporated          Stock Owned
-----------------------------       ----------------------    --------------
Nocchi Pompes S.a.r.l.                      France                  100%

Nocchi Pompe Moscow                         Russia                  100%

NOKKI Kazakstan                             Kazakstan               100%


Subsidiaries of SHURflo Pump           Country in Which       Percent Voting
   Manufacturing Company                 Incorporated          Stock Owned
----------------------------        ----------------------    --------------
SHURflo Ltd.                            United Kingdom              100%

Western Dispensing Technologies, Inc.   California                  100%


Subsidiaries of Hypro                  Country in Which       Percent Voting
   Corporation                           Incorporated          Stock Owned
-----------------------------       ----------------------    --------------
Edwards Manufacturing, Inc.                 Oregon                  100%

Precision Fitting and Valve, Inc.           Minnesota               100%

Lurmark Limited                             United Kingdom          100%